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                                                                    EXHIBIT 23.3






                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use in this Registration Statement on Form S-8 of Verso Technologies, Inc, of our report dated March 26, 1999, relating to the consolidated financial statements (not presented separately in the Registration Statement) of Sulcus Hospitality Technologies Corp. as of December 31, 1998, and for the year then ended.





                                          /s/ Crowe, Chizek and Company LLP

Columbus, Ohio
November 29, 2001